UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2005

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7925 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 29, 2005, C. Thomas Faulders, III submitted a notice of resignation to the Board of Directors of LCC International, Inc. (the "Company") indicating that he would be resigning effective as of April 29, 2005 from his position as Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Faulders indicated that he is resigning for personal reasons.

On March 28, 2005, Graham B. Perkins, submitted a notice of resignation to the Board of Directors indicating that he would be resigning as the Chief Financial Officer of the Company, effective as of April 15, 2005. Mr. Perkins is also leaving for personal reasons.

On March 31, 2005, the Company announced the appointment of Julie A. Dobson as the non-executive Chairperson of the Board of Directors and Peter A. Deliso as Interim Chief Executive Officer. The Board also announced that they had initiated a formal search to fill the Chief Executive Officer and Chief Financial Officer positions.

Ms. Dobson, 48, has been a Director of the Company since July 2003. She is the Chairperson of our audit committee and a member of our compensation and stock option committee. From July 1998 until February 2002, Ms. Dobson was the Chief Operating Officer of Telecorp PCS, Inc. a wireless telecommunications provider. Prior to that, Ms. Dobson spent 18 years with Bell Atlantic Corporation, where she held various positions in several of its domestic and international business units, including serving as President, New York Region of Bell Atlantic Mobile from October 1997 through July 1998, Vice President, Strategic Planning and Business Development, Bell Atlantic Enterprises Corporation from 1996 to 1997 and President and Chief Executive Officer, Bell Atlantic Business Systems, International from 1993 to 1996.

Mr. Deliso, 44, has served as our General Counsel since June 1994 and our Vice President, Corporate Development and Secretary since January 1996. From late 1989 until January 1994, Mr. Deliso served as Corporate Counsel for SkyTel and its various domestic and international subsidiaries.

The Company also announced that James Greenwell has been promoted to Senior Vice President of the Americas, replacing Michael S. McNelly who is taking a consulting role with the Conpany. Mr. Greenwell, 38, will lead the Company’s business development, sales and marketing, and execution of business in the Western Hemisphere. Mr. Greenwell has been with the Company for the past five years and has served as the Vice President of Sales and Account Management for the past two years. Mr. Greenwell has also served as the Senior Director of Marketing and Strategy for the Company.

A copy of the press release issued by the Company to report the above described appointments and resignations is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated March 31, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

April 1, 2005	By:	/s/ Peter A. Deliso

Name: Peter A. Deliso
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 31, 2005, issued by LCC International, Inc.